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                  CONSENT OF INDEPENDENT PETROLEUM ENGINEERS
                  ------------------------------------------

As independent oil and gas engineers, Garb Grubbs Harris & Associates, Inc., hereby consents to the use of information from our reserve report entitled "Estimates of Reserves and Future Revenue As of December 31, 2000 Net to Certain Interests Owned by Tipperary Corporation in Texas" pursuant to the Requirements of the Securities and Exchange Commission, and dated February 15, 2001, and to the use of our name and the statements with respect to us, as appearing under the heading Experts in the Tipperary Corporation Registration Statement on Form S-3 to be filed with the Securities and Exchange Commission on or about April 16, 2001.



                                       /s/  W. D. Harris III
                                       -------------------------
                                       W. D. Harris III
                                       President
                                       Garb Grubbs Harris & Associates, Inc.


April 12, 2001